EXHIBIT 99.1
                                                                    ------------

       IVOICE ENTERS LETTER OF INTENT TO ACQUIRE DOCUMENT IMAGING COMPANY

          MICROMEDIA IMAGING SYSTEMS TO BECOME WHOLLY-OWNED SUBSIDIARY

Matawan, NJ, March 30, 2005 - iVoice, Inc (OTCBB: IVOC) announced today that it has entered into a Letter of Intent to acquire microMEDIA Imaging Systems, a document imaging and scanning service company whose capabilities include indexing and online document hosting.

The transaction, which is subject to due diligence and the usual and customary conditions, is expected to close in June.

microMEDIA has completed document scanning projects from paper, microfilm and microfiche since 1987. The company integrates existing databases with files kept in paper, microfilm, microfiche and aperture cards. Most of its large conversion projects are conducted onsite at customers' facilities.

Jerry Mahoney, CEO of iVoice, remarked, "We are committed to expanding microMEDIA, expanding its marketing program and geographic reach, and assisting it in offering an expanded range of services. We expect to be in a position to acquire a number of these companies over the next year, and are excited about the prospects of building a very large company."

Joseph Wise, President of microMEDIA, stated, "We entered into this transaction because we want to the company to be part of a large, profitable, high-quality firm. iVoice's acquisition program and financial capabilities will allow us to realize our maximum potential. We look forward to becoming part of the iVoice team as we embark on a mission to create a dynamic success story that rewards both shareholders and employees."

About iVoice, Inc.
iVoice has determined that the best way to create shareholder value, separate and apart from the operating performance of iVoice, is to implement new business opportunities by distributing shares of spin-offs to the Company's shareholders. The common stock distributions are part of a broader strategy relating to the transition of iVoice into a company focused on the development and licensing of proprietary technologies. We also continue to search for potential merger candidates with or without compatible technology and products, which management feels may offer long term growth prospects to increase shareholder value. For more information, contact CEO Jerry Mahoney at (732) 441 7700 or by e-mail at jerrym@ivoice.com.

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About microMEDIA Imaging Systems:
The origins of microMEDIA extend back to 1939 when a small typewriter repair company was established in Long Island. It was named LOCAL Business Products. The company sold electric typewriters and office machines. In 1975 a subsidiary was incorporated to offer document conversion services under the name microMEDIA. It serviced the rapidly growing Long Island market in the Defense Industry, Publishing, Cosmetics and Banking.

Certain information included in this press release, may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this press release contains various "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Factors that could cause or contribute to such differences include, but are not limited to those risk factors that are set forth in the section entitled "Forward Looking Statements - Cautionary Factors" in the Company's Form 10-KSB for fiscal year ended December 31, 2004 and other filings with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

For more information on iVoice, please visit http://www.ivoice.com


CONTACT:  iVoice, Inc.
Dolores Serafin, 732-441-7700
Just say "Investor Relations"
investors@ivoice.com
http://www.ivoice.com